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                               CENTRAL AND SOUTH WEST SERVICES, INC                                     Exhibit 3
                                 P.O. BOX 21928 TULSA, OKLAHOMA                                       Page 1 of 4
                                 TELEPHONE NUMBER (918) 594 - 2000

                             STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
                                AT ALLIANCE, NEBRASKA PER SWEPCO - CPL - PSO AGREEMENT

  JUNE 2000

A.  NUMBER OF RAIL CARS SERVICED

SWEPCO              287          PSO     155     CPL             110

B.  AMOUNT OF EXPENDITURES:                                                                         SWEPCO

COSTS ASSIGNED 100% TO SWEPCO:
PR4001  Direct Material to SWEPCO Coal Cars                                                                $205,291.22
PR4018  Stores Salvage - SWEPCO                                                                             (76,023.18)
PR4101  Direct Labor to SWEPCO Coal Cars                                                                     21,874.65
PR4101  Charges Other than Direct Labor                                                                          12.60
PR4104  Direct Labor to Rework SWEPCO Material                                                                8,178.69
PR4104  Charges other than Direct Labor                                                                           4.31
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars                                                                       0.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO                                                             0.00
PR4213  Employee Fringe Benefits - Direct Labor - SWEPCO                                                      5,122.86
PR4230  Payroll Taxes - Direct Labor - SWEPCO                                                                 2,291.82
PR4238  Depreciation Expense - SWEPCO                                                                         7,896.00
PR4263  Lease - Supplemental Expenses - SWEPCO                                                                    0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars                                                              26,671.06
PR4272  Switching Fees - SWEPCO                                                                               3,325.88
PR4277  Repainting Coal Cars - SWEPCO                                                                             0.00

                 Total 100% SWEPCO Costs                                                                   $204,645.91


COSTS ASSIGNED 100% TO CPL:                                                                         CPL

PR4003   Direct Material to CPL Coal Cars                                                                    52,371.23
PR4014   Inventory Carrying Charges - CPL                                                                     1,568.21
PR4021   Stores Salvage - CPL                                                                               (32,504.20)
PR4105   Direct Labor to CPL Coal Cars                                                                        8,199.48
PR4105   Charges Other thanDirect Labor                                                                           3.61
PR4106   Direct Labor to Rework CPL Material.                                                                 2,432.01
PR4106   Charges Other than Direct Labor                                                                          0.92
PR4216   Ad Valorem Taxes - Facility - Direct - CPL                                                               0.00
PR4217   Employee Fringe Benefits - Direct Labor - CPL                                                        1,841.58
PR4218   Payroll taxes - Direct Labor - CPL                                                                     809.85
PR4240   Depreciation Expense - CPL                                                                               0.00
PR4269   Outside Maintenance of CPL Coal Cars                                                                 1,218.36
PR4274   Switching Fees - CPL                                                                                 1,475.64
PR4279   Repainting Coal Cars - CPL                                                                               0.00

                 Total 100% CPL Costs                                                                       $37,416.69
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                                                                                                        Exhibit 3
                                                                                                       Page 2 of 4

COSTS ASSIGNED 100% TO PSO:                                                                         PSO

PR4002  Direct Material to PSO Coal Cars                                                                    $44,005.59
PR4015  Inventory Carrying Charges - PSO                                                                      2,441.64
PR4019  Stores Salvage - PSO                                                                                (60,298.02)
PR4102  Direct Labor to PSO Coal Cars                                                                         8,245.56
PR4102  Charges Other than Direct Labor                                                                           0.00
PR4103  Direct Labor to Rework PSO Material                                                                   2,665.78
PR4103  Charges Other than Direct Labor                                                                           0.07
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                                                                0.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO                                                         1,890.01
PR4231  Payroll Taxes - Direct Labor - PSO                                                                      831.16
PR4239  Depreciation Expense - PSO                                                                                0.00
PR4271  Outside Maintenance of PSO Coal Cars                                                                 13,236.07
PR4273  Switching Fees - PSO                                                                                      0.00
PR4278  Repainting Coal Cars - PSO                                                                                0.00

                Total 100% PSO Costs                                                                        $13,017.86
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                                                                                                        Exhibit 3
                                                                                                       Page 3 of 4

COSTS TO BE SHARED {Ratio of Direct Labor}:                                                         SHARED


PR4010  Shop Material                                                                                        $6,070.37
PR4011  Small Tools                                                                                             780.78
PR4012  Facility Maintenance - Material                                                                       2,285.56
PR4013  Sale of Scrap (Cr.)                                                                                       0.00
PR4016  Switch Engine Operation and Maintenance                                                                 873.02
PR4017  Equipment Operation and Maintenance                                                                   5,012.88
PR4020  Stores Salvage - Joint                                                                                    0.00
PR4110  Supervision                                                                                          11,807.60
PR4111  Clerical                                                                                              3,998.06
PR4112  Training and Safety                                                                                       0.10
PR4113  General Shop Labor                                                                                    3,773.75
PR4114  Facility Maintenance - Labor                                                                          8,344.07
PR4116  Switch Engine Operation and Maintenance                                                               7,366.51
PR4201  Ad Valorem Taxes - Facility                                                                               0.00
PR4520  Land Cr.                                                                                                  0.00
PR4206  Data Processing Charges                                                                                 574.40
PR4207  General Office Overhead                                                                                 583.05
PR4210  Employee Activities                                                                                     224.60
PR4211  Employee Expenses                                                                                       684.46
PR4212  Employee Fringe Benefits                                                                              6,543.66
PR4215  Employee Sick Benefits                                                                                    0.00
PR4220  Injuries and Damages                                                                                      0.00
PR4221  Insurance - Liability and Property                                                                    2,323.73
PR4225  Maintenance of Facilities (Contracted)                                                                3,872.00
PR4226  Office Supplies and Expenses                                                                            866.92
PR4232  Payroll Taxes - Other                                                                                 2,688.41
PR4233  Special Services                                                                                          0.00
PR4234  Utilities - Heat, Light, Power and Water                                                              8,569.41
PR4235  Utilities - Telephone                                                                                   871.79
PR4236  Vehicle Expense                                                                                          26.20
PR4237  Depreciation Expense                                                                                      0.00
PR4250  Miscellaneous                                                                                             0.00
PR4262  Lease - Basic - All Except Coal Cars                                                                      0.00
PR4264  Lease - Supplemental Expenses - Facility                                                                  0.00
               Total Costs Shared on Cost Ratio
                  {see computation below} -                                                                 $78,141.33

              SWEPCO                                   58.25%                                               $45,517.32

              CPL                                      20.60%                                               $16,104.93

              PSO                                      21.15%                                               $16,526.89

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                                                                                                        Exhibit 3
                                                                                                       Page 4 of 4

              Capital Recovery on Capital Expenditures not
               Covered Under Lease Agreement {Cost Ratio}                                                         0.00

                          TOTAL COSTS FOR THE MONTH
                        SWEPCO                                                                             $250,166.23

                        CPL                                                                                 $53,521.62

                        PSO                                                                                 $29,544.75




C. COMPUTATION OF COST RATIO:




101, 104      Direct Labor SWEPCO                  $30,053.34            58.25 %   SWEPCO

105, 106      Direct Labor CPL                      10,631.49            20.60 %   CPL

102, 103      Direct Labor PSO                      10,911.34            21.15 %   PSO

              Total Direct Labor                   $51,596.17           100.00 %


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